UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 17, 2016

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 17, 2016, NovaBay Pharmaceuticals, Inc. (the “Company”) was notified by the NYSE MKT that the Company is not in compliance with the minimum stockholders’ equity requirement of Section 1003(a)(i) of the NYSE MKT Company Guide. According to the NYSE MKT, this notice does not impact the Company’s ongoing plan to regain compliance with continued listing standards, which requires the Company to regain such compliance by October 28, 2016 or be subject to delisting procedures.

On April 28, 2015, the Company was notified by the NYSE MKT that it is not in compliance with the minimum stockholders’ equity requirements of Section 1003(a)(ii) and Section 1003(a)(iii) of the NYSE MKT Company Guide. On July 10, 2015, the Company was further notified that its plan to regain compliance had been accepted, and the NYSE MKT provided the Company until October 28, 2016 to satisfy the terms of its compliance plan or be subject to delisting procedures. Information regarding the NYSE MKT’s acceptance of the Company’s plan to regain compliance with continued listing standards was previously reported in Item 3.01 of the Company’s Current Report on Form 8-K filed with the SEC on July 16, 2015, and such Item is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.
(Registrant)

	By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: March 21, 2016